UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 6, 2022

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

Appointment of New Director

On April 6, 2022, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), announced that the Board of Directors had appointed Andy Call to join the Board of Directors and to become Chair of the Audit Committee of the Board.

Arrangement or Understanding

There was no arrangement or understanding between the Company and Mr. Call relating to his appointment to the Board that is required to be disclosed pursuant to Item 5.02 of this Form 8-K.

Board Committees

As noted, it is anticipated that Mr. Call will serve as chair of the Audit Committee. The Board may appoint Mr. Call to serve on other committees of the Board in the future.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

As of the date of this Current Report, the Company and Mr. Call had not entered into any formal plan, contract, or arrangement relating to any grant or award to Mr. Call.

Mr. Call, 44, currently serves as the Director of the School of Accountancy at the W. P. Carey School of Business at Arizona State University, and is the Professional Advisory Board Professor of Accounting. Joining the school in 2013, Mr. Call rose through the ranks to eventually lead the School of Accounting in its research, curriculum, and outreach efforts. Professor Call researches various financial reporting topics, including the role of equity analysts in the capital markets, managers' voluntary disclosures of accounting information, and the role of whistleblowers in the discovery of financial misconduct. In the classroom, Professor Call has taught at both the undergraduate and graduate levels. Mr. Call has specialist background in Security Analysis, Management Guidance, and Whistleblowing. He has also contributed to or been published in 17 different publications including The Accounting Review, Journal of Accounting Research, and the Journal of Accounting and Economics.

Mr. Call earned both a Bachelor of Science in Accountancy and a Master of Accountancy from Brigham Young University in 2002, and earned his Ph.D in Business Administration (Accounting) from The University of Washington in 2007.

Rotating Chair Position

Additionally, on April 6, 2022, the Company’s Board of Directors adopted a resolution to implement a rotation in the position of Chair of the Board of Directors.  The resolution had been recommended by the Board’s Nominating and Corporate Governance Committee.  Per the resolution of the Board, the chair position will rotate on an annual basis.

Acting upon a recommendation from the Nominating and Corporate Governance Committee, the Board then appointed Gerry Garcia as the new Chair of the Board of Directors.

Ms. Garcia was appointed to the Board on March 2, 2021.  There was no arrangement or understanding between the Company and Ms. Garcia pursuant to which Ms. Garcia was selected or appointed as a Director.  The Board has asked Ms. Garcia to continue to serve on the Audit Committee and Compensation Committee of the Board in addition to serving as Chair of the Board.  Additional biographical information about Ms. Garcia can be found in the Company’s Proxy Statement and other public filings of the Company.

Item 9.01 Financial Statement and Exhibits.

(a)Financial Statements of businesses or funds acquired.

(b)Pro Forma Financial Information

(d) Exhibits

Exhibit No.	Description

99	Press Release dated April 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: April 11, 2022